UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2019 (July 19, 2019)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	SHBI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2019, Shore United Bank (the “Bank”), a wholly-owned subsidiary of Shore Bancshares, Inc. (the “Company”), instituted a Supplemental Executive Retirement Plan (“SERP”) for Lloyd L. Beatty, Jr., President and Chief Executive Officer, Edward C. Allen, Executive Vice President and Chief Financial Officer, and Donna J. Stevens, Executive Vice President and Chief Operating Officer (the “Participants”). The Bank purchased life insurance policies on the lives of the Participants, which the Bank may use to pay its obligations under the SERP. The Bank is the sole owner and beneficiary of each policy. Because of the tax advantages of the SERP and the life insurance policies, the SERP and the Bank owned life insurance policies are designed to be profit-neutral to the Company. The SERP is designed to provide an annual benefit for ten years, payable in twelve monthly installments, in the event of a separation from service on or after attaining normal retirement age equal to $100,000 to Mr. Allen and Ms. Stevens and $150,000 to Mr. Beatty. The normal retirement age is age 69 for Mr. Beatty, 76 for Mr. Allen and 65 for Ms. Stevens. In the event of a separation from service prior to attainment of normal retirement age for any reason other than for cause or within twelve months following a change in control, a Participant receives in a single lump sum payment within 30 days following the separation from service without cause or due to the Participant’s death or permanent disability equal to the present value of the amount the Bank accrued as of the date of such separation from service in accordance with GAAP for the Bank’s obligation to pay the benefit under the SERP. In the event of a Participant’s separation from service for other than cause, death, or due to a permanent disability within twelve months of a change in control, a Participant receives a lump sum payment within 30 days following the separation from service equal to the present value of the Participant's Normal Retirement Benefit discounted using the current discount rate being utilized to calculate the GAAP liabilities and assuming payments commence immediately. In the event of a termination for cause or if grounds exist for a termination for cause, the Participant forfeits the entire benefit under the SERP and, to the extent benefits have commenced, the Participant must repay the Bank for any previously paid amounts.

The foregoing description of the SERPs is a summary and is qualified in its entirety by reference to the SERPs for Messrs. Beatty and Allen and Ms. Stevens, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: July 25, 2019	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan for Scott Beatty, dated July 19, 2019, by and between Shore United Bank and Scott Beatty.
10.2	Supplemental Executive Retirement Plan for Edward Allen, dated July 19, 2019, by and between Shore United Bank and Edward Allen.
10.3	Supplemental Executive Retirement Plan for Donna Stevens, dated July 19, 2019, by and between Shore United Bank and Donna Stevens.

3